December 11, 2007


SECURITIES & EXCHANGE COMMISSION
450 Fifth Street, NW
Washington, DC 20549

Attn. Document Control



RE	American Depositary
Shares evidenced by the
American Depositary
Receipts each
representing Four
Ordinary Share of Sims
Group Limited
(Form F6 File No. 3385130)


Ladies and Gentlemen

Pursuant to Rule 424(b)(3) under the Securities
Act of 1933, as amended, on behalf of The Bank of New York, as Depositary for securities against which American Depositary Receipts are to be issued, we attach a copy of the new prospectus (Prospectus) reflecting the change in number of ordinary shares represented by one
American Depositary Share (the Ratio).

As required by Rule 424(e), the upper right hand corner of the Prospectus cover page has a reference to Rule 424(b)(3) and to the file number of the registration statement to which the Prospectus relates.

Pursuant to Section III B of the General
Instructions to the Form F6 Registration
Statement, the Prospectus consists of the ADR certificate with revised ratio for Sims Group
Limited

The Prospectus has been revised to reflect the new ratio, and has been overstampted with

EFFECTIVE December 10, 2007, SIMS
GROUP LIMITED AMERICAN
DEPOSITARY SHARE (ADS) RATIO
CHANGED FROM 14 (ONE ADS
EQUALING FOUR ORDINARY SHARE)
TO 11 (ONE ADS EQUALING ONE
ORDINARY SHARES).

Attached to this letter is a copy of a letter from Sims Group Limited Inc to The Bank of New
York requesting that the Ratio be changed.

Please contact me with any questions or
comments at 212 8152276

Violet Pagan
Vice President
The Bank of New York Mellon  ADR
Division

Encl.

CC Paul Dudek, Esq. (Office of International
Corporate Finance)







Depositary Receipts
101 Barclay Street 22nd Floor West, New York, NY 10286